EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of March, 2011 (the “Effective Date”) by and between Diversified Restaurant Holdings, Inc., a Nevada Corporation (“Company”), with its principal place of business at  27680 Franklin Rd., Southfield, Michigan 48034 and P. Friedman & Associates, Inc., a Maryland corporation, with its principal place of business at 43503 Butler Place, Leesburg, Virginia 20176 (“Consultant”).

W I T N E S S E T H:

WHEREAS, Company desires to retain Consultant to provide specialized consulting services to the Company in the areas of retail restaurant management, operation, and development.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

1.           Retainer of Consultant; Request for Services.   Subject to the terms and conditions of this Agreement, Company hereby retains Consultant as an independent contractor to consult with and advise Company with respect to retail restaurant management, operation, and development and related matters upon the reasonable request of the Company (the “Services”).  Whether the timing requested by Company with respect to any Services is reasonable shall be determined subjectively, taking into consideration Consultant’s geographic location, work schedule, and overall availability at the time of such a request.

2.           Principal Duties.    During the term of this Agreement, Consultant shall, at all times, use reasonable efforts to consult with and advise Company in its performance of the Services.

3.           Compensation.      During the term of this Agreement, and in exchange for all of the services and covenants to be performed by Consultant hereunder, Company shall compensate Consultant at the rate of $18,000 per annum.  Such payment shall be made in twelve equal monthly installments payable on the fifteenth day of each month commencing on the date hereof, unless otherwise agreed in writing by Company and Consultant.

4.           Expenses.      Consultant shall be reimbursed for all expenses reasonably incurred by it in connection with the Services and which have been approved by Company in advance.  Consultant shall be reimbursed for mileage at the then prevailing Internal Revenue Service rate, and shall not be entitled to separate compensation for time spent in transit.

5.           Other Activities; Conflicts.  Consultant may engage in other activities or services during the term of this Agreement.

6.           Term.      This Agreement shall be effective as of the effective date referred to in the preamble above, and shall continue for an initial term of twelve (12) months, and may be renewed upon mutual written agreement of the parties.  Consultant’s obligations under Section 9 hereof shall survive termination of this Agreement.

7.           Independent Contractor. In carrying out the services under this Agreement, Consultant shall be and act as an independent contractor, and shall be subject to Company’s direction only as to specific areas of Company’s interests with respect to which Company desires the benefit of Consultant’s services and advice.

8.           Title to Data and Property. All data, documents, drawings, analyses, reports, physical property, or other subject matter prepared or produced by Consultant in rendering Services shall be the property of Company and Company shall have the exclusive right thereto.

9.           Confidential Information.  Except as required by applicable law, Consultant shall hold any and all Company information that it obtains in the performance of this Agreement in confidence, and shall not, except as required in the conduct of Company’s business or as authorized in advance, in writing, by Company, publish or disclose, or authorize anyone else to publish, disclose or make use of, any such information unless and until such information shall have ceased to be confidential or proprietary as evidenced by general public knowledge through no fault of Consultant.

10.         Commitments.  Consultant agrees that Consultant will make no commitments on behalf of Company without specific prior authorization by Company.  Consultant further agrees to indemnify and hold Company harmless from any and all injury, loss or damage suffered by virtue of any unauthorized commitment made by Consultant.

11.         Supersedes Other Agreements.     This Agreement supersedes all prior agreements and understandings between Consultant and Company regarding the Services.

12.         Governing Law.    This Agreement shall be governed by the internal laws of the State of Michigan, without regard to the conflict of law provisions thereof.

13.         Construction.  Each of the parties hereto acknowledges that, prior to executing this Agreement, such party has had an opportunity to consult with counsel of its own choosing, understands the scope and terms of this Agreement, and has considered and made full allowance for all relevant and pertinent considerations.  Accordingly, any rule of construction construing contract language against the drafting party is hereby waived by both parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: Diversified Restaurant Holdings, Inc. By: /s/ T. Michael Ansley T. Michael Ansley, President CONSULTANT: P. Friedman and Associates, Inc. By: /s/ Philip Friedman Philip Friedman, President